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                                                                 EXHIBIT 10.17

                             THE RAYMOND CORPORATION

                      RETIREMENT BENEFITS EQUALIZATION PLAN

                                 (non-qualified)

                         Restated as of January 1, 1995
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                        as Amended through April 29, 1995
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                             THE RAYMOND CORPORATION
                      RETIREMENT BENEFITS EQUALIZATION PLAN
                                 (non-qualified)

                                    ARTICLE I

                          DEFINITIONS AND CONSTRUCTION

1.1      DEFINITIONS

         Terms not otherwise defined herein shall have the following meanings:

         "Board of Directors" means the Board of Directors of the Employer.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Committee" means the person or persons designated by the Employer pursuant to Section 3.1 to administer the Plan on behalf of the Employer.

         "Employee" means an employee of the Employer who is a member of a selected group of management employees or a highly compensated employee, as those terms are used in ERISA.

         "Employer" means The Raymond Corporation, a corporation with its principal offices in the State of New York, any designated corporate subsidiary, and any successor which shall maintain this Plan.

         "Pension Plan" means The Raymond Corporation Pension Plan and any amendment thereto and any successor plans.

         "Plan" means this instrument, including all amendments thereto, known as THE RAYMOND CORPORATION RETIREMENT BENEFITS EQUALIZATION PLAN.
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         "Profit-Sharing Plan" means the Profit-Sharing Retirement Plan for
Salaried Employees of The Raymond Corporation - Plan B, any amendments thereto and any successor plan.

                                   ARTICLE II

                                     PURPOSE

2.1      PURPOSE OF THE PLAN

         The propose of this Plan is to restore to eligible Employees the benefits which are unable to be paid from the Pension Plan and Profit-Sharing Plan due to section 415 and 401(a)(17) of the Code and due to a continuation of employment beyond normal retirement age.

                                   ARTICLE III

                                 ADMINISTRATION

3.1      ASSIGNMENT AND DESIGNATION OF ADMINISTRATIVE AUTHORITY

         The Employer may appoint one or more members to the Benefits Equalization Plan Committee. Any person, including, but not limited to, the directors, shareholders, officers, and Employees of the Employer, shall be eligible to serve on the Committee. Any person so appointed shall signify acceptance by filing a written acceptance with the Employer. A member of the Committee may resign by delivering a written resignation to the Employer or be removed by the Employer by delivery of a written notice of removal, to take effect at a date specified therein, or upon delivery to the member if not date is specified.

         The Employer, upon resignation or removal of a Committee member, shall promptly designate in writing a successor. If the Employer does not appoint a successor and there is no member remaining on the Committee, the Employer will administer the Plan and will become the Committee.
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3.2      ALLOCATION AND DELEGATION OF RESPONSIBILITIES

         If more than one person is appointed to the Committee, the responsibilities of each member may be specified by the Employer and accepted in writing by each member. In the event that no such delegation is made by the Employer, the Committee may allocate the responsibilities among themselves, in which event the Committee shall notify the Employer in writing of such action and specify the responsibilities of each member. The Employer thereafter shall accept and rely upon any documents executed by the appropriate member until such time as the Employer or the Committee files with the Employer a written revocation of such designation.

3.3      POWERS, DUTIES AND RESPONSIBILITIES

         The primary responsibility of the Committee is to administer the Plan for the exclusive benefit of the eligible Employees and their beneficiaries, subject to the specific terms of the Plan. The Committee shall administer the Plan in accordance with its terms and shall have the power to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination by the Committee shall be conclusive and binding upon all persons. The Committee may correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of this Plan; provided, however, that any interpretation or construction shall be done in a nondiscriminatory manner. The Committee shall have all powers necessary or appropriate to carry out administrative duties under this Plan.

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         The Committee shall be charged with the duties of the general administration of the Plan, including, but not limited to, the following:

         (a) to determine all questions relating to the eligibility of Employees to participate in the Plan;

         (b) to compute, the amount and the kind of benefits to which any eligible Employee shall be entitled hereunder;

         (c) to maintain all necessary records for the administration of the Plan;

         (d) to interpret the provisions of the Plan and to make and publish such rules for regulation of the Plan as are consistent with the terms hereof; and

         (e) to assist any Employee regarding rights, benefits, or elections available under the Plan.

3.4      RECORDS AND REPORTS

         The Committee shall keep a record of all actions taken and shall keep all other books of account, records and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Employer, eligible Employees and their beneficiaries.

3.5      APPOINTMENT OF ADVISORS

         The Committee, may appoint counsel, specialists, and advisors, and other persons as the Committee deems necessary or desirable in connection with the administration of this Plan.

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3.6      INFORMATION FROM EMPLOYER

         To enable the Committee to perform these functions, the Employer shall supply full and timely information to the Committee on all matters relating to the compensation of all eligible employees, their retirement, death, disability, or termination of employment, and such other pertinent facts as the Committee may require. The Committee may rely upon such information as is supplied by the Employer and shall have not duty or responsibility to verify such information.

3.7 PAYMENT OF EXPENSES

         All expenses of administration shall be paid out of the general assets of the Employer. Such expenses shall include any expenses incident to the functioning of the Committee, including, but not limited to, fees of accountants, counsel, and other specialists, and other costs of administering the Plan.

3.8      MAJORITY ACTIONS

         Except where there has been an allocation and delegation of administrative authority pursuant to Section 3.2, if there shall be m ore than one member on the Committee, they shall act by a majority of their number, but may authorize one or more of them to sign all papers on their behalf.

                                   ARTICLE IV

                                   ELIGIBILITY

4.1      ELIGIBILITY

         All Employees eligible to participate in the Employer's Pension Plan and Profit-Sharing Plan and their beneficiaries are eligible to receive benefits under this Plan as provided in Article 5, but subject to the vesting provisions contained in the Pension Plan and the Profit Sharing Plan.
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                                    ARTICLE V

                                    BENEFITS

5.1      BENEFITS

         The benefits payable under this Plan shall be determined as follows:

Pension Plan   (a) The monthly benefit is (i) calculated under the Pension Plan definitions, but without regard to the limitations on benefits imposed by Section 415 of the Code and the limitation on includible compensation imposed by Section 401(a)(17) of the Code and by including any amount of compensation deferred under the Employer's Deferred Compensation Plan, and from the monthly amount so determined under (I) is subtracted (ii) the actual amount of monthly benefit to which the Employee is entitled under the Pension Plan. The calculation in (I) and (ii) shall use the same form of benefit, and to the extent that the amount payable from the Pension Plan is increased or decreased (e.g., due to changes in the relevant limits), the amount payable from this Plan shall decrease or increase accordingly.

               (b) The benefits in (a) is to be paid monthly as long as benefits are paid from the Pension Plan.
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               (c) Another benefit is payable from this Plan in the event an
               Employee defers retirement beyond normal retirement age under the Pension Plan. For each month of such deferred retirement, the Employee shall be paid the amount of benefit which would otherwise have been paid to the Employee from the Pension Plan and this Plan had the Employee retired on the Employee's normal retirement date under the Pension Plan. This benefit shall be paid at the same time benefits commence under the Pension Plan and for the same number of months by which retirement was deferred.

Profit-        An amount shall be calculated and paid to the Employee in a
Sharing        single sum that will equal the amount of Employer contributions
Plan           to the Profit-Sharing Plan each year which could not be made each year due to the limitation imposed by Section 415 and 401(a)(17) of the Code, plus a rate of return on such amount equal to the rate of return earned in the Employee's account in the Profit-Sharing Plan over the relevant periods of time, as if such funds had in fact been contributed to the Profit-Sharing Plan and had been invested in the same fashion as the fund actually contributed. This amount shall be paid during the first quarter of the calendar year following the year of separation from service. In the event of the Employee's death prior to payment, payment shall be distributed to the Employee's surviving spouse, if applicable. If there is no spouse, the distribution may be made to a beneficiary if the Employee has filed with the Administrative Committee a form designating a beneficiary. If no beneficiary has been designated, the distribution shall be made to the Employee's estate.

5.2      FORM OF BENEFITS

         The benefits payable with respect to the Pension Plan shall be paid in the form of a single life annuity if the Employee is unmarried at the time payment commences and in the form of a joint and 50 percent spousal survivor annuity if the Employee is married, except for the benefit due to deferred retirement which will be calculated in the form of a single life annuity regardless of marital status.

         If a benefit is to commence prior to the Employee's normal retirement date, the benefit from this Plan shall be adjusted in the same manner as provided for in the Pension Plan.

         If an Employee dies after the early retirement date provided in the Pension Plan while still employed by the Employer leaving a surviving spouse, said spouse shall be entitled to a monthly lifetime benefit equal to one-half of the benefit the Employee would have received had the Employee retired on a joint and 50 percent spousal survivor annuity on the first of the month before the date of death.

5.3      BENEFITS UNFUNDED

         The benefits payable under this Plan shall be paid by the Employer each year out of assets which at all time shall be subject to the claims of the Employer's general creditors. The Employer may in its discretion establish a trust in which to place assets from which such benefits are to be paid on behalf of some or all Employees, as determined by the Administrator in its sole discretion, but neither the creation of such trust nor the transfer of funds to such trust shall render such assets unavailable to settle the claims of the Employer's creditors. An Employee shall possess the status of an unsecured general creditor of the Employer.
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                                   ARTICLE VI

                            AMENDMENT AND TERMINATION

6.1      AMENDMENT

         This Plan may be amended at any time by the Board of Directors of the Employer. No such amendment, however, shall reduce benefits being paid in accordance with this Plan on the effective date of the amendment.

6.2      TERMINATION

         The Employer retains the right to terminate this Plan at any time, which action may be taken by the Board of Directors, in the exercise of its absolute and uncontrolled discretion at any time.

         In the event of the Plan's termination, the Employer shall make such provisions as it deems necessary to provide for the payment of benefits to any Employee or beneficiaries entitled to receive them. In no event shall termination of the Plan result in a reduction of any benefits due an Employee or beneficiary immediately prior to the termination date.

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                                   ARTICLE VI

                                 EFFECTIVE DATE
7.1      EFFECTIVE DATE

         This Plan was originally effective on or after January 1, 1983, and this Restatement is effective on or after January 1, 1995, except in the case of the Profit Sharing Plan benefit described in Article V where the effective date is January 1, 1994.

                                  ARTICLE VIII

                             MISCELLANEOUS PROVISION

8.1      EFFECT OF THIS PLAN

         The terms of this Plan shall be binding upon and inure to the benefit of the Employer, its successor and assigns, and the eligible Employees and their heirs, executors, administrators, and legal representatives.

8.2      NEW YORK STATE LAW WILL GOVERN

         This Plan shall be construed in accordance with and governed by the laws of the State of New York.

8.3      ACTIONS OF THE EMPLOYER, BOARD OF DIRECTORS AND COMMITTEE

         The Employer, members of the Board of Directors and Committee shall not be held liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless the action is attributable to willful misconduct or lack of good faith.
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8.4      NO CONTRACT

         Nothing contained in this Plan shall be construed as a contract of employment between the Employer and an Employee, or as a right of any Employee to be continued in the employ of the Employer, or as a limitation of the right of the Employer to discharge any of its Employees, with our without causes.

8.5      NO ASSIGNMENT

         The benefits payable under this Plan are non-assignable, non-transferable, non-alienable and not-attachable.

         IN WITNESS WHEREOF, the Plan has been executed this 13th day of June, 1995.

                                    THE RAYMOND CORPORATION

                                By: /s/  Ross K. Colquhoun
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                                   Ross K. Colquhoun

                                Its:  President & C.E.O.
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